UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 07, 2010

RAPHAEL INDUSTRIES LTD.
(Exact name of registrant as specified in charter)

Nevada	20-3717729
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

5190 Neil Road Suite 430 Reno NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 261-8853

N/A
(Former name or former address, if changed since last report)

Item 5.01 Changes in Control of the Registrant

On October 7th 2010, RH Management, a company fully owned by Ronald Hughes, the registrant’s President and Chief Executive Officer, completed a transaction whereby he acquired all the shares of the registrant owned by Arne Raabe. As a result of the transaction, RH Management has acquired control of the registrant. Payment of $1,000 was made by Mr. Hughes on behalf of RH Management for the 10,200,000 shares of common stock acquired. Mr. Hughes is now the beneficial holder of 35% of the registrant's issued and outstanding common stock.

As a condition of the sale, Mr. Raabe has tendered his resignation from the Board of Directors effective immediately. There are no arrangements, known to the registrant, the operation of which may at a subsequent date result in a change in control of the registrant.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7th, 2010, Arne Raabe tendered his resignation as a Director of the registrant effective immediately. At the time of his resignation there were no know disagreements between Mr. Raabe and the registrant on any matter relating to the registrant’s operations, policies or practices.

Item 9.01. Exhibits.

Exhibit 99.1            Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPHAEL INDUSTRIES LTD.

RON HUGHES
Ron Hughes
Chief Executive Officer, Chief Financial Officer
Secretary, Director